Exhibit 99.2

Aventine Renewable Energy Holdings, Inc.

Condensed Consolidated Balance Sheets

March 31, 2015 and December 31, 2014 (in 000's, except share amounts)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$21,743	$33,250
Accounts receivable, net of allowance for doubtful accounts of $709 in 2015 and $698 in 2014	10,997	20,353
Inventories	31,983	24,612
Derivative financial instruments	381	286
Prepaid expenses and other current assets	6,786	9,195
Current assets held for sale	4,927	4,927
Total Current Assets	76,817	92,623

Property, Plant and Equipment, net	220,434	217,830

Other Long-Term Assets	3,453	3,724

Total Assets	$300,704	$314,177

Liabilities and Stockholders' Equity

Current Liabilities
Current maturities of long-term debt (stated principal amount of $1,133 and $1,657 at 2015 and 2014)	$1,133	$1,657
Accounts payable	20,741	19,533
Accrued liabilities	3,157	4,643
Other current liabilities	9,739	6,883
Total Current Liabilities	34,770	32,716

Long-term debt (stated principal amount of $157,484 and $159,397 at 2015 and 2014)	216,972	222,053
Deferred tax liabilities	2,078	2,078
Other noncurrent liabilities	8,047	8,014
Total Liabilities	261,867	264,861

Stockholders' Equity
Common stock, par value $0.001 per share; 15,000,000 shares authorized; 14,204,240 shares outstanding, net of 1,497 shares held in treasury at both 2015 and 2014	14	14
Preferred stock; 5,000,000 shares authorized; no shares issued or outstanding	–	–
Additional paid-in capital	258,424	258,424
Accumulated deficit	(214,077)	(203,493)
Accumulated other comprehensive loss, net	(5,524)	(5,629)
Total Stockholders' Equity	38,837	49,316

Total Liabilities and Stockholders' Equity	$300,704	$314,177

See Notes to Condensed Consolidated Financial Statements.

1

Aventine Renewable Energy Holdings, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Three Months Ended March 31, 2015 and 2014 (in 000's)

	March 31,
	2015	2014

Net sales	$130,937	$117,333
Cost of goods sold	134,214	101,799
Gross profit (loss)	(3,277)	15,534

Selling, general and administrative expenses	5,960	3,488
Other expenses (income)	(96)	(64)
Loss on derivative transactions, net	444	13,595
	6,308	17,019

Operating (loss)	(9,585)	(1,485)

Nonoperating income (expense):
Interest expense, net	(816)	(4,776)
Other nonoperating income (expense)	(47)	–
	(863)	(4,776)

(Loss) from continuing operations before income taxes	(10,448)	(6,261)

Income tax expense	–	–

(Loss) from continuing operations	(10,448)	(6,261)

Discontinued operations:
Net (loss) from discontinued operations	(136)	(27)

Net (loss)	$(10,584)	$(6,288)

See Notes to Condensed Consolidated Financial Statements.

2

Aventine Renewable Energy Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss (Unaudited)

Three Months Ended March 31, 2015 and 2014 (in 000's)

	March 31,
	2015	2014

Net loss	$(10,584)	$(6,288)
Other comprehensive loss, net of tax
Pension and postretirement liability adjustment	105	(67)
Total comprehensive loss, net of tax	$(10,479)	$(6,355)

See Notes to Condensed Consolidated Financial Statements.

3

Aventine Renewable Energy Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2015 and 2014 (in 000's)

	March 31,
	2015	2014
Cash Flows from Operating Activities
Net (loss)	$(10,584)	$(6,288)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	3,669	2,606
Amortization of additional carrying value of debt	(3,168)	(3,811)
Amortization of deferred financing costs	271	540
Accumulated PIK Interest	–	4,690
Changes in working capital components:
Accounts receivable, net	9,356	(1,232)
Inventories	(7,371)	(2,423)
Prepaid expenses and other current assets	2,314	422
Accounts payable	1,208	1,328
Other liabilities	1,508	268
Net cash (used in) operating activities	(2,797)	(3,900)

Cash Flows from Investing Activities
Proceeds from the sale of assets	–	34,744
Purchase of property, plant and equipment	(6,273)	(2,805)
Net cash provided by (used in) investing activities	(6,273)	31,939

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	1,026	–
Payments on long-term debt	(3,463)	(21,497)
Net cash (used in) financing activities	(2,437)	(21,497)

Net increase (decrease) in cash and cash equivalents	(11,507)	6,542

Cash and Cash Equivalents
Beginning of period	33,250	40,456

End of period	$21,743	$46,998

See Notes to Condensed Consolidated Financial Statements.

4

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 1.	Nature of Business, Basis of Presentation and Significant Accounting Policies

Aventine Renewable Energy Holdings, Inc. (collectively referred to as Aventine, the Company or we) and its subsidiaries produces and markets ethanol. In addition to producing ethanol, Aventine's facilities also produce several co-products, including corn gluten feed and meal, corn germ, condensed corn distillers solubles, dried distillers grain, wet distillers grain, carbon dioxide, and grain distillers dried yeast.

Basis of presentation: The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

The accompanying consolidated financial statements are prepared in conformity with GAAP. Certain information and footnote disclosures normally included in statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations, although it is Aventine's belief that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with Aventine's audited financial statements and notes for the year ended December 31, 2014.

The ethanol facilities included in continuing operations on the condensed statements of operations are located in Pekin, Illinois and Aurora, Nebraska. The ethanol facilities located in Mount Vernon, Indiana (Mount Vernon) and Canton, Illinois (Canton), are classified as held for sale on the condensed consolidated balance sheets in accordance with Accounting Standard Codification as discontinued operations on the condensed consolidated statement of operations in accordance with ASC Topic 205-20, Discontinued Operations.

The preparation of the condensed consolidated financial statements in conformity with GAAP requires Aventine to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. These estimates are based on Aventine's management team's knowledge of current events and actions that Aventine may take in the future. Estimates, by their nature, are based on judgment and available information. Actual results could differ from those estimates.

The accompanying condensed consolidated financial statements presented herewith reflect all adjustments (consisting of only normal and recurring adjustments unless otherwise disclosed) which, in the opinion of Aventine's management team, are necessary for a fair presentation of the results of operations for the three months ended March 31, 2015 and 2014. The results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

Summary of Significant Accounting Policies:

Revenue recognition: Revenue is recognized when title transfers to an unaffiliated customer, the sales price is fixed or determinable and collectability is reasonably assured. For the majority of Aventine's sales, transfer of title occurs after the product has been delivered to its designated shipping point. Aventine's ethanol indexed sales are invoiced based upon a provisional price and are adjusted to a final price in the same month using the monthly average of spot market prices. Other sales are invoiced at the final per unit price, which may be the contracted fixed price or a market price at the time of shipment. Sales are made under normal terms and do not require collateral.

The majority of sales are reported gross, inclusive of freight costs being paid by Aventine. Aventine recognizes such freight costs in cost of goods sold in the financial statements. When freight costs are paid by the buyer, Aventine excludes these costs from its financial statements.

5

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Fair value of financial instruments: Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, long-term debt and derivative instruments. Management believes the fair value of each of these instruments approximates their carrying value. The fair value of derivative instruments is based on quoted market prices. The fair value of financial instruments classified as current assets and liabilities are estimated to approximate carrying values due to the short-term nature of these instruments. The fair values of the term loans are estimated to approximate the stated principal value.

Cash and cash equivalents: Aventine considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. Aventine's cash balances are maintained in bank deposit accounts which at times may exceed federally insured limits. Aventine has not experienced any losses in such accounts.

Accounts receivable: Accounts receivable are recorded on a gross basis, without discounting, less an allowance for doubtful accounts. Trade receivables arise in the ordinary course of business from sales of finished product to Aventine's customers. Aventine's management team estimates the allowance for doubtful accounts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past-due accounts. Aventine writes off specific accounts receivable when collection efforts are exhausted and the amounts are deemed unrecoverable.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined using a weighted-average method. Inventory costs include expenditures incurred to bring inventory to its existing condition and location. Inventories primarily consist of agricultural and energy-related commodities, including corn, sugar, ethanol, and coal.

Derivative financial instruments and hedging activities: Derivatives are accounted for in accordance with ASC 815, Derivatives and Hedging, and primarily consist of Aventine's commodity futures contracts. These instruments are not designated as hedges and, therefore, are marked to market each period. Accordingly, any realized or unrealized gain or loss related to the derivative instrument is recorded in the statements of operations as operating income. Aventine reports all contracts with the same counter party on a net basis at fair value on Aventine's consolidated balance sheets.

Under ASC 815, companies are required to evaluate contracts to determine whether such contracts are derivatives. Certain contracts that meet the definition of a derivative under ASC 815 may be exempted from the accounting and reporting requirements of ASC 815 as normal purchases or normal sales. Aventine has elected to designate its forward purchases of corn and natural gas and forward sales of ethanol as normal purchases and normal sales under ASC 815. Accordingly, these forward commodity contracts are not reflected in the consolidated financial statements at fair value.

Property, plant and equipment: Newly acquired land, buildings, and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets, generally on the straight-line basis for financial reporting purposes (furniture and fixtures, 5-15 years; machinery and equipment, 3-20 years; storage tanks, 15-25 years; and buildings and leasehold improvements, 4-40 years). Maintenance and repairs are charged to expense as incurred.

Impairment of long-lived assets: Long-lived assets are evaluated for impairment under the provisions of ASC 360, Property, Plant and Equipment. When facts and circumstances indicate that long-lived assets used in operations may be impaired, and the undiscounted cash flows estimated to be generated from those assets are less than their carrying values, an impairment charge is recorded equal to the excess of the carrying value of fair value. No impairment was recognized during the three months ended March 31, 2015 and 2014 on assets used in continuing operations.

6

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Employment-related benefits: Employment-related benefits associated with pensions and postretirement health care are expensed based on actuarial analysis. The recognition of expense is affected by estimates made by Aventine's management team, such as discount rates used to value certain liabilities, investment rates of return on plan assets, increases in future wage amounts, and future health care costs.

Discount rates are determined based on a spot yield curve that includes bonds with maturities that match expected benefit payments under the plan.

Income taxes: Deferred tax liabilities and assets are recorded for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred income taxes also include net operating loss and capital loss carryforwards. Aventine establishes valuation allowances to reduce deferred tax assets to amounts it believes are realizable. These valuation allowances and contingency reserves are adjusted based upon changing facts and circumstances. Aventine has fully reserved for its deferred tax assets to the amount management believes is more likely than not to be realized. As such, Aventine has not recorded any tax expense or benefit for the three month period ending March 31, 2015 and 2014.

On February 27, 2014, the IRS notified Aventine that its 2012 consolidated federal tax return would be subject to IRS audit. The audit process is ongoing, but based on the size of Aventine's 2012 loss, its loss carry-forwards, valuation allowance and reserves, Aventine does not expect the outcome of the audit to generate additional cash tax obligations.

Accumulated other comprehensive loss: Comprehensive loss is the total of net loss and other comprehensive income (loss). Other comprehensive income (loss) is comprised of unrecognized pension costs.

Discontinued operations: Aventine classified the results of operations of the ethanol facilities located in Mount Vernon and Canton as discontinued operations. As a result, the operating results from these locations have been removed from continuing operations for all periods presented.

Major customers: Aventine sells ethanol to most of the major integrated oil companies, as well as to a significant number of large, independent refiners and petroleum wholesalers. Trade receivables result primarily from ethanol marketing operations. As a general policy, collateral is not required for receivables, but customers' financial condition and creditworthiness are evaluated regularly.

Subsequent events: Aventine has evaluated subsequent events through August 5, 2015, the date Aventine's condensed consolidated financial statements were made available.

Note 2.	Discontinued Operations

As part of a strategic repositioning and refocusing on Aventine's core competitive advantages, Aventine made the decision to sell its Mount Vernon and Canton facilities in 2013. Proceeds generated by the sale of these idled assets will be used to reduce Aventine's debt and other long-term obligations.

On March 21, 2014, Aventine sold its Mount Vernon facility to an independent third party. Under the terms of the agreement, Aventine received approximately $34.0 million in cash consideration and a full release of all of its contractual obligations related to the site lease and utility contracts. After transaction fees, closing adjustments and working capital reserves, net sale proceeds of $24.3 million were used to repay Aventine's senior secured term loan debt.

7

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

The sale process for Canton continued into 2015. Aventine is in the process of assessing and analyzing all of its disposal options, and expects a final determination for Canton to occur in 2015. At March 31, 2015, the assets related to the Canton facility assets have been classified as current assets held for sale on the consolidated condensed financial statements. The amount of revenue and pretax loss for each disposal group included in discontinued operations is as follows for the three months ended March 31, 2015 and 2014 (in 000’s):

	2015			2014
	Mount			Mount
	Vernon	Canton	Total	Vernon	Canton	Total

Revenue	$–	$–	$–	$–	$–	$–
Net income (loss)	–	(136)	(136)	77	(104)	(27)

Note 3.	Inventory

Inventories primarily consist of agricultural and energy-related commodities, including corn, ethanol, and coal, and were as follows at March 31, 2015 and December 31, 2014 (in 000’s):

	2015	2014
Raw materials	$5,772	$7,566
Work in process	3,756	3,351
Finished products	22,455	13,695
	$31,983	$24,612

8

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 4.	Fair Value Measurements

Aventine categorizes its investments and certain other assets and liabilities recorded at fair value into a three-level fair value hierarchy as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Derivative financial instruments: Exchange-traded futures and options and over-the-counter swaps and option contracts are reported at fair value utilizing Level 1 inputs.

The following tables summarize the valuation of Aventine's financial instruments that are measured at fair value on a recurring basis as of March 31, 2015 and December 31, 2014 (in 000’s):

	March 31, 2015
	Fair
	Value	Level 1	Level 2	Level 3
Assets:
Derivative financial instruments	$920	$920	$–	$–

Liabilities:
Derivative financial instruments	$(938)	$(938)	$–	$–

	December 31, 2014
	Fair
	Value	Level 1	Level 2	Level 3
Assets:
Derivative financial instruments	$2,634	$2,634	$–	$–

Liabilities:
Derivative financial instruments	$(981)	$(981)	$–	$–

9

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 5.	Derivative Instruments and Hedging

Aventine's operating activities expose it to a variety of market risks, including the effects of changes in commodity prices. Commodity price risk is monitored and managed by Aventine as part of its overall risk management program that seeks ways to reduce the potentially adverse effects market volatility may have on its operating results. Aventine generally follows a policy of entering into forward contracts for the physical purchase of corn and the physical sale of ethanol and co-products in order to fix the price of these commodities and lock in operating margins. These forward contracts have been designated as normal purchases and normal sales. Any unrealized gains or losses on these contracts are not included in Aventine's consolidated financial statements. When forward contracts are not available at competitive prices, Aventine may enter into over-the-counter or exchange-traded futures, swaps and options contracts to reduce its exposure to commodity market volatility. The fair value of these commodity derivative contracts is recorded on Aventine's consolidated balance sheets. Changes in the fair value of commodity derivatives are recorded in non-operating income as gain (loss) on derivative transactions.

The following table provides information about the fair values of Aventine's derivative financial instruments and the line items on the consolidated balance sheets in which the fair values are reflected as of March 31, 2015 and 2014 (in 000’s):

Type	Balance Sheet Classification	2015	2014

Corn future contracts - gain	Derivative financial instruments	$789	$2,458
Corn future contracts - loss	Derivative financial instruments	(853)	(656)
Ethanol future contracts - gain	Derivative financial instruments	131	176
Ethanol future contracts - loss	Derivative financial instruments	(85)	(325)
Cash held by (due to) broker	Derivative financial instruments	399	(1,367)
		$381	$286

The realized and unrealized effect on Aventine's condensed consolidated statements of operations for derivatives not designated as hedging instruments for the three months ended March 31, 2015 and 2014 were as follows (in 000’s):

		Realized Gain (Loss)
		Three Months ended
		March 31,
Type	Statement of Operations Classification	2015	2014

Commodity contracts	Gain (loss) on derivative transactions	$1,228	$(657)

		Unrealized Loss
		Three Months ended
		March 31,
Type	Statement of Operations Classification	2015	2014

Commodity contracts	(Loss) on derivative transactions	$(1,672)	$(12,938)

10

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 6.	Debt and Pledged Assets

The following table summarizes Aventine's outstanding long-term debt as of March 31, 2015 and 2014 (in 000’s):

	2015	2014

Senior debt	$199,788	$202,956
Loan and security agreement	17,162	19,060
Other	1,155	1,694
	218,105	223,710
Less: current maturities of long-term debt	(1,133)	(1,657)
Total long-term debt	$216,972	$222,053

Aventine's long-term debt matures over the next two years as follows: $1,133 in 2016, $157,484 in 2017. The actual debt pay-off amount is $59,488 lower than the carrying value of Aventine's debt at March 31, 2015 due to the troubled debt restructuring transaction that occurred in 2012, which required the Company to account for the impact of its debt forgiveness prospectively instead of taking an immediate write-down.

Senior Secured Term Loan Credit Agreement

On December 22, 2010, Aventine entered into a Term Loan Agreement with its lenders to provide Aventine with a $200 million term loan facility (the Term Loan Facility). Aventine provided a first lien priority security interest on substantially all of Aventine's fixed assets as collateral under the Term Loan Facility.

On September 24, 2012, Aventine restructured its Term Loan Facility. As a result of the restructuring, Aventine converted $132.3 million of outstanding debt into 2,186,298 shares of common stock of Aventine. After the exchange, the remaining $100 million of debt was converted into a Term Loan B Facility (Term Loan B) and continued to be secured with substantially all Aventine's fixed assets. Interest on Term Loan B may be paid in cash at a 10.5% rate or paid-in-kind at a 15% interest rate. If Aventine elects paid-in-kind interest, the interest is capitalized at the end of each quarter. The maturity date for Term Loan B is September 24, 2017.

The September 24, 2012 debt restructuring qualified as a troubled debt restructuring under ASC 470-60, Debt — Troubled Debt Restructurings by Debtors. Accordingly in 2012, Aventine reduced its aggregate debt balance of $232.3 million under the Term Loan Facility million by $26.8 million to account for the fair value of the equity interest granted in exchange for $132.3 million of debt forgiveness. No gain or loss on debt forgiveness was recognized as the future maximum cash outflows on the restructured debt exceeded the amount of the Term Loan Facility. The additional carrying value of the Term Loan Facility is $59,488 and $62,656 at March 31, 2015 and December 31, 2014, respectively.

Loan and Security Agreement

On September 17, 2014, Aventine entered into a $40.0 million loan and security agreement (LSA) with two co-lenders. The LSA was secured by Aventine's accounts receivable and inventory, and a second priority lien interest on substantially all of Aventine's assets. Advances under the LSA were charged interest at a rate of LIBOR plus 6.0%. The LSA contained customary affirmative and negative covenants including but not limited to, meeting certain financial covenants. The LSA expired in July 2017 when all unpaid principal and interest was to become due. At March 31, 2015, the Company had approximately $17.2 million of loan advances and $5.6 million in letters of credit outstanding under the LSA. As discussed in Note 9, the LSA was paid in full and closed on July 1, 2015.

11

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 7.	Commitments and Contingencies

Operating Leases: Aventine leases certain assets such as rail cars, barges, buildings, and equipment from unaffiliated parties under noncancelable operating leases. Terms of the leases, including renewals, vary by lease. Rental expense for operating leases for the three months ended March 31, 2015 and 2014, was $4.9 million and $1.8 million, respectively.

At March 31, 2015, minimum rental commitments under noncancelable operating lease terms in excess of one year are as follows (in 000’s):

Years Ending December 31:

2015	$13,266	(1)
2016	11,578
2017	8,052
2018	5,167
2019	1,811
Thereafter	215
Total minimum lease payments	$40,089

(1) Prorata for the remainder of 2015

Commodity Commitments

Purchase commitments: At March 31, 2015, Aventine had contracted for future fixed price corn deliveries valued at $14.5 million. Sales commitments: At March 31, 2015, Aventine had sold fixed price ethanol contracts valued at $3.0 million.

Environmental Remediation and Contingencies

Aventine is subject to federal, state and local environmental laws and regulations. These laws and regulations, among other things, require Aventine to maintain or make operational changes that limit adverse impacts to the environment. Violations of regulations can result in fines. In addition, environmental laws and regulations can change over time, and any such changes may require additional compliance efforts.

Federal and state environmental authorities have investigated alleged excess volatile organic compounds emissions and other air emissions from many U.S. ethanol plants, including Aventine's facilities located in Illinois. The investigation relating to the Illinois wet mill facility is still pending, and Aventine could be required to install additional air pollution control equipment or take other measures to control air pollutant emissions at that facility. In addition, if the authorities determine that Aventine's emissions are in violation of applicable law, Aventine would likely be required to pay fines. Aventine has installed natural gas fired boilers to comply with the 2016 air emission standards.

Aventine has made, and will continue to make capital expenditures on an ongoing basis to comply with the EPA National Emissions Standard for Hazardous Air Pollutants (NESHAP). This NESHAP was originally issued but subsequently vacated in 2007. The vacated version of the rule required Aventine to implement maximum achievable control technology at its Illinois wet mill facility to reduce hazardous air pollutant emissions from its boilers. The EPA issued a new Boiler MACT rule on December 22, 2012. The rule became final on January 31, 2013. Aventine will have three years from the date of the final rule to meet the new emission limits and has installed natural gas fired boilers to comply with the new 2016 emission standards.

12

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Litigation Matters

Aventine is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When Aventine is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, Aventine will record a liability for the loss. If the loss is not probable or the amount of the loss cannot be reasonably estimated, Aventine discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material.

Aurora Cooperative Elevator Company

On May 29, 2012, the Company filed suit against Aurora Cooperative Elevator Company (Aurora) seeking declaratory relief. The suit alleged Aurora had improperly threatened to invoke a purported option to acquire the land upon which the Company’s Aurora West facility is located. On June 21, 2012, Aurora filed claims against the Company which were removed to the United States District Court for the District of Nebraska (Case No. 4:12-cv-0230), naming the Company and Aventine Renewable Energy – Aurora West, LLC (AWLLC), one of the Company’s subsidiaries, as defendants. The suit alleged that the Company failed to complete construction and operate the Aurora West facility by a contractual deadline, thereby allowing Aurora to exercise an option to repurchase 74 acres of land upon which the Aurora West facility is located, together with the Aurora West facility and all related improvements, for a purchase price of $16,500 per acre. Aurora asserted that its contractual right to exercise this option arose on July 1, 2012 due to the Company’s alleged failure to complete construction of the Aurora West facility as of that date. Aurora also sought a judicial order imposing a constructive trust and requiring the Company to account for and pay to Aurora the greater of the profits which the Company received or may have received in the exercise of reasonable care in the operation of the Aurora West facility after July 1, 2012 to compensate Aurora for damages it allegedly suffered as a result of the Company’s purported delay in conveying title to the Aurora West facility and the land upon which it is located. The Company answered the suit, arguing that the contract only required the Company to diligently pursue construction, that construction was complete, and that there was no contractual ethanol production requirement. As discussed in Note 9, on July 26, 2015, the Company settled this matter with Aurora.

On September 20, 2012, Aurora filed suit in the United States District Court for the District of Nebraska (Case No. 4:12-cv-03200), naming the Company, Aventine Renewable Energy, Inc., one of the Company’s subsidiaries, and AWLLC as defendants. The suit alleged that Aurora acquired grain on the Company’s behalf for which the Company had not paid and of which the Company had not accepted delivery. The suit sought approximately $1.8 million in damages. The Company denied that the grain belonged to it or any of its subsidiaries and counterclaimed for amounts Aurora owed to the Company, which Aurora had set off against amounts allegedly owed by the Company and its subsidiaries. The dispute was referred to the National Grain and Feed Association (NGFA Case No. 2651) for arbitration in which the Company prevailed. Thereafter, Aurora sought to recast its claims in the federal suit to include breach of contract damages and other remedies. As discussed in Note 9, on July 26, 2015, the Company settled this matter with Aurora.

On November 8, 2013, Nebraska Energy, L.L.C. (NELLC), one of the Company’s subsidiaries, filed suit in the United States District Court for the District of Nebraska (Case No. 4:13-cv-03190), naming Aurora as defendant. NELLC and Aurora entered into a grain supply agreement that required NELLC to purchase all grain from Aurora under an actual cost-plus fixed-fee price formula. The suit alleged breach of contract for failure to permit an audit of transactions between the parties and an unspecified amount of damages resulting from Aurora’s failure to properly charge NELLC under the price formula. Aurora counterclaimed for breach of certain grain supply and marketing agreements between the parties. As discussed in Note 9, on July 26, 2015, the Company settled this matter with Aurora.

13

Aventine Renewable Energy Holdings, Inc.

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

On February 4, 2014, Aurora filed suit in the United States District Court for the District of Nebraska (Case No. 4:14-cv-3032), naming the Company and AWLLC as defendants. The suit was for declaratory judgment concerning Aurora’s rights as to certain disputed rail access matters. The Company counterclaimed seeking damages for denial of rail access, including access over rail equipment for which it shared the costs of construction. As discussed in Note 9, on July 26, 2015, the Company settled this matter with Aurora.

On September 11, 2014, AWLLC filed suit with the Nebraska Public Service Commission naming Aurora as defendant. The suit was for declaratory judgment on and an unspecified amount of damages as to Aurora’s denial of rail access and AWLLC’s costs related to the construction of various infrastructures to work around that denial of access. The Company claimed that Aurora’s actions in locking out access violated public policy and state law. As discussed in Note 9, on July 26, 2015, the Company settled this matter with Aurora.

Western Sugar Cooperative

On February 27, 2015, Western Sugar Cooperative (Western Sugar) filed a Complaint in the United States District Court for the District of Colorado naming the Company as defendant. Western Sugar amended its Complaint on April 21, 2015. The Company purchased surplus sugar through a United States Department of Agriculture program. Western Sugar was one of the entities that warehoused this sugar for the Company. The suit alleges that the Company breached its contract with Western Sugar by failing to pay certain penalty rates for the storage of its sugar or alternatively failing to pay a premium rate for storage. Western Sugar alleges that the penalty rates apply because the Company failed to take timely delivery or otherwise cause timely shipment of the sugar. Western Sugar claims “expectation damages” in the amount of approximately $8.6 million. The Company filed Answers to Western Sugar’s Complaint and amended Complaint generally denying Western Sugar’s allegations and asserting various defenses. The case is currently in its discovery phase. The Company believes the claims by Western Sugar are without merit and intends to vigorously defend against them. At this time, the Company is unable to determine the impact such litigation will have on its business, operating results, financial condition, and cash flows.

Note 8.	Retirement and Pension Plans

Aventine previously disclosed in its financial statements for the year ended December 31, 2014, that it did not expect to contribute to its pension plan in 2015. As of March 31, 2015, no contributions have been made.

Note 9.	Subsequent Events

The Company entered into a definitive merger agreement with Pacific Ethanol, Inc. (Pacific), a western U.S. ethanol producer and marketer on December 30, 2014, which was subsequently amended on March 31, 2015. On July 1, 2015, the merger was completed with Pacific issuing 17,759,000 shares of its common stock in exchange for 100% of the Company’s outstanding common stock.

On July 1, 2015, Pacific paid off and retired the Company’s LSA.

On July 26, 2015, the Company settled all outstanding litigation with Aurora. The Company and Aurora agreed to dismiss all lawsuits with prejudice with no admission of fault or liability by the parties, and to release the alleged option held by Aurora to repurchase the land upon which the 110 million gallon ethanol production facility in Aurora, Nebraska is located. In addition, the parties agreed to terminate the grain supply, marketing and various other agreements between them or their subsidiaries. Under the terms of the settlement, the Company and Aurora will each bear its own costs and fees associated with the lawsuits and the settlement. The Company and Aurora agreed to continue to work together to amend or replace certain real property easements currently in place to ensure continued mutual access by both parties to a system of rails, rail switches, roads, electrical improvements, and utilities already constructed near the facility in Aurora, Nebraska.

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